                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          DOMINGUEZ SERVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

May 3, 1999


TO THE SHAREHOLDERS OF DOMINGUEZ SERVICES CORPORATION:

The following proxy statement relates to the normal business of the Company; it is distinct from the previous proxy statement you received, which concerned the merger with California Water Service Group.

We are pleased to invite you to attend the Annual Meeting of Shareholders of Dominguez Services Corporation, to be held on June 8, 1999, at 1:00 p.m. California time. The meeting will take place at the Torrance Marriott, located at 3635 Fashion Way in Torrance, California. You are also cordially invited to lunch, which will be served prior to the Annual Meeting at 12:15 p.m.

Please leave a message at (800) 382-2040 to let us know if you plan to attend. Or, if you need to reach us directly, please call our Corporate Communications Manager, Shannon Dean, at (310) 834-2625, extension 313.

Whether or not you plan to attend the meeting, please promptly complete, sign, date, and return the enclosed proxy card in the envelope provided.

Thank you.  I hope to see you on June 8.

Sincerely,

/s/ BRIAN J. BRADY

                           DOMINGUEZ SERVICES CORPORATION
                             21718 SOUTH ALAMEDA STREET
                            LONG BEACH, CALIFORNIA 90810

                                --------------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD JUNE 8, 1999

                                --------------------

To the Shareholders of Dominguez Services Corporation:

The 1999 Annual Meeting of Shareholders of Dominguez Services Corporation (Company) will be held at the Torrance Marriott, 3635 Fashion Way, Torrance, California 90503, on June 8, 1999, at 1:00 p.m. California time to conduct the following business:

     1. Elect eight directors to hold office until the Company's next Annual Meeting and thereafter until their successors are duly elected and qualified.

     2. Ratify, confirm, and approve the appointment by the Board of Directors of Arthur Andersen LLP as the independent auditors for the Company and its subsidiaries for the 1999 fiscal year.

     3. Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed April 26, 1999, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.


                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ JOHN S. TOOTLE

                                   JOHN S. TOOTLE
                                   CORPORATE SECRETARY


                                   MAY 3, 1999


IMPORTANT:     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE
INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN, AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                           DOMINGUEZ SERVICES CORPORATION
                             21718 SOUTH ALAMEDA STREET
                                LONG BEACH, CA 90810


                                  PROXY STATEMENT


     This Proxy Statement and the accompanying proxy card (Proxy) are furnished in connection with the solicitation by the Board of Directors of Dominguez Services Corporation (the Company) of proxies in the accompanying form, to be voted at the Annual Meeting of Shareholders of the Company and at any adjournments thereof (the Annual Meeting) to be held at 1:00 p.m. California time on June 8, 1999, at the Torrance Marriott, 3635 Fashion Way, Torrance, California 90503. At the Annual Meeting, the shareholders of the Company's common stock will be asked to vote upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying Proxy, and the Notice of Annual Meeting of Shareholders are being mailed to shareholders of the Company on or about May 3, 1999.

                              SOLICITATION OF PROXIES

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting and at any adjournments thereof.

     The Company will bear the entire cost of preparing, assembling, printing, and mailing the Proxy Statement, the accompanying Proxy, the Notice of Annual Meeting of Shareholders, and any additional materials, which may be furnished to shareholders in connection therewith. The solicitation of proxies will be made by mail and may also be made by telephone, facsimile, telegraph, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for such services.

     Any person who executes and returns the Proxy accompanying this Proxy Statement may revoke it at any time before its exercise by delivering to the Secretary of the Company a written instrument of revocation or by presenting a duly executed Proxy for the Annual Meeting bearing a later date. A Proxy may also be revoked by attending the Annual Meeting and voting in person. Each properly executed Proxy received prior to the Annual Meeting will be voted as directed. If not otherwise specified, proxies will be voted for the election of the nominees for directors described in this Proxy Statement, for the appointment of Arthur Andersen LLP as independent auditors of the Company and its subsidiaries, and at the discretion of management with respect to any other matters properly presented at the Annual Meeting or any adjournments thereof.

                                 VOTING SECURITIES

     Only holders of record of the Company's common stock at the close of business on April 26, 1999, are entitled to notice of and to vote at the Annual Meeting. At that date, 1,560,979 shares of common stock were outstanding; held by approximately 313 common shareholders of record as well as 659 common shareholders in street name. Subject to cumulative voting rights in the election of directors, holders of common stock are entitled to one vote on each matter submitted for each share held of record. Each shareholder or his proxy (including the persons named in the accompanying Proxy) entitled to vote for the election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among any or all of the nominees. No shareholder or proxy, however, shall be entitled to cumulate votes for a candidate unless, prior to the voting, such candidate or candidates have been placed in nomination and the shareholder has given notice at the meeting that he intends to cumulate his votes. If any shareholder gives such notice, all shareholders may cumulate their votes for nominated candidates.

     The presence, either in person or by proxy, of persons holding a majority of the shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a majority of the votes represented at the meeting will be required for the election of directors (unless cumulative voting is in effect) and for the approval of all other matters voted upon at the Annual Meeting.

     The Company's general administrative and executive offices are located at 21718 South Alameda Street in Carson, California.

                            PRINCIPAL SECURITIES HOLDERS

     The following table sets forth information as of April 1, 1999, with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to own beneficially five percent or more of any class of the Company's outstanding common stock, (ii) each director nominee and named executive officer, and (iii) all directors and executive officers as a group. Each shareholder has sole voting and investment power with respect to such shares unless otherwise indicated.


                                                       NUMBER OF SHARES AND           PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER             NATURE OF BENEFICIAL OWNERSHIP      COMMON STOCK
------------------------------------             ------------------------------      ------------
Carson Estate Company                                        148,293                      9.5%
18710 South Wilmington, Suite 200
Rancho Dominguez, CA 90220

Carson Dominguez Real Estate Corporation                     159,364                     10.2%
18710 South Wilmington, Suite 200
Rancho Dominguez, CA 90220

Watson Land Company                                          132,894                      8.6%
515 South Figueroa Street, Suite 1910
Los Angeles, CA 90071

Dwight C. Baum                                                33,750(1)                   2.2%
200 South Los Robles Avenue, Suite 645
Pasadena, CA 91101-2431

Richard M. Cannon                                            132,894(2)                   8.5%
22010 South Wilmington Avenue, Suite 400
Carson, CA 90745

Terrill M. Gloege                                            160,864(3)                    *
18710 South Wilmington Avenue, Suite 200
Rancho Dominguez, CA 90220

Thomas W. Huston                                                 750                       *
22010 South Wilmington Avenue, Suite 400
Carson, CA 90745

C. Bradley Olson                                             308,157(4)                  19.7%
18710 South Wilmington Avenue, Suite 200
Rancho Dominguez, CA 90220

Langdon W. Owen                                                9,950                       *
1300 Bristol North, Suite 175
Newport Beach, CA 92660

Charles W. Porter                                              8,491                       *
400 Paseo Dorado
Long Beach, CA 90803

Debra L. Reed                                                    239                       *
555 West 5th Street
Los Angeles, CA 90013

Brian J. Brady                                                 4,380(5)                    *
21718 South Alameda Street
Long Beach, CA 90810

John S. Tootle                                                 5,141(6)                    *
21718 South Alameda Street
Long Beach, CA 90810

All Directors and Executive Officers as a group,             505,252(7)                  32.4%
(10 persons)

*Less than one percent

1) All of such shares are owned by Mr. Baum as trustees of the Dwight C. Baum and Hildagarde E. Baum Trust. Mr. Baum has voting and investment powers with respect to such shares

2) All of such shares are owned by Watson Land Company, of which Mr. Cannon is president, chief executive officer, and a director. Mr. Cannon shares voting and investing powers with respect to such shares with the other directors of Watson Land Company.

3) 159,364 of such shares are owned by the Carson Dominguez Real Estate Corporation, of which Mr. Gloege is a director. Mr. Gloege shares voting and investing powers with respect to such shares with the other directors of Carson Dominguez Real Estate Corporation. The remaining 1,500 shares are owned by Mr. Gloege individually.

4) 148,293 of such shares are owned by the Carson Estate Company, of which Mr. Olson is president and a director. Mr. Olson shares voting and investing powers with respect to such shares with the other directors of Carson Estate Company. 159,364 of such shares are owned by the Carson Dominguez Real Estate Corporation, of which Mr. Olson is president and a director. Mr. Olson shares voting and investing powers with respect to such shares with the other directors of Carson Dominguez Real Estate Corporation. The remaining 500 shares are owned by Mr. Olson individually.

5) This includes 2,130 shares are owned by Mr. Brady individually and 2,250 currently exercisable options held by Mr. Brady.

6) This includes 3,791 shares are owned by Mr. Tootle individually and 1,350 currently exercisable options held by Mr. Tootle.

7) Includes shares described in footnotes (2), (3) and (4) above, and includes 2,250 currently exercisable options held by Mr. Brady and 1,350 currently exercisable options held by Mr. Tootle.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on its review of the copies of reports furnished to the Company and representations from reporting persons that no reports were required to be filed, all officers, directors, and ten percent beneficial owners of the Company's voting securities complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934 during 1998.

                                     PROPOSAL I
                               ELECTION OF DIRECTORS
                               (Item 1 on Proxy Card)

     Action is to be taken at the Annual Meeting with respect to the election of eight directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Company's bylaws provide that there shall be no fewer than seven and no more than nine directors. The Board has fixed the number of directors at nine. C. Bradley Olson, president of Carson Estate Company, and a member of the Board since 1993, has advised the Board that he will retiring from the Carson Estate Company, effective June 30, 1999, and will be assuming a new position at Cornell University in Ithaca, New York. Accordingly, he is not standing for reelection to the Company's Board of Directors. The Board of Directors anticipates appointing Mr. Olson's successor at Carson Estate Company to fill the resulting Board vacancy. The Carson Estate Company has not designated the successor as of the date of this Proxy. The Company expects, however, that the remaining Board members will appoint Mr. Olson's successor to fill the Board vacancy shortly after he assumes the presidency of Carson Estate Company.

     Set forth below is certain information concerning each nominee for director:

                                                PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR
NAME                        AGE               AND ALL OTHER POSITIONS WITH THE COMPANY              SINCE
----                        ---               ----------------------------------------            --------
Dwight C. Baum               86     Senior Vice President of PaineWebber Incorporated (and          1962
                                    Predecessors), a brokerage house

Brian J. Brady               50     President, Chief Executive Officer, and Chairman of the         1995
                                    Board of the Company since May 1996; President and Chief
                                    Executive Officer of the Company since November 1995;
                                    Director, Irvine Ranch Water District, since 1998; prior,
                                    Assistant General Manager Public Utilities, City of
                                    Anaheim, since 1992; prior, Vice President and General
                                    Manager, Energy Services, Inc., a Subsidiary of Southern
                                    California Edison, since 1988.

Richard M. Cannon            57     Chief Executive Officer and President of Watson Land            1991
                                    Company, a privately held developer and owner of
                                    industrial centers and buildings, since 1994; prior,
                                    President of Watson Land Company since 1989.

Terrill M. Gloege            63     Senior Vice President, Chief Financial Officer of Carson        1991
                                    Estate Company and affiliated entities, a privately held
                                    investment company since 1989.

Thomas W. Huston             37     Director of Leasing and Asset Management for Watson Land        1995
                                    Company since 1995; prior, Assistant Director of Leasing
                                    and Asset Management, and prior Leasing Agent for Watson
                                    Land Company.

Langdon W. Owen              68     President of Don Owen & Associates since 1973; Consulting       1994
                                    Engineer and Financial Advisor.

Charles W. Porter            68     Business Consultant since January 1996; prior, President,       1977
                                    Chief Executive Officer of the Company since 1980.

Debra L. Reed                42     President, Energy Distribution Services and Chief               1995
                                    Financial Officer, Southern California Gas Company, since
                                    1998, prior, Senior Vice President of Southern California
                                    Gas Company, since 1995; and prior, Vice President,
                                    Southern California Gas Company since 1988.

     The Proxies received will be voted to elect as directors the eight nominees listed above unless otherwise specified, and each nominee has agreed to serve as a director if elected at the Annual Meeting. Although management of the Company does not anticipate that any of the persons named in the accompanying Proxy will be unable to serve, if any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a substitute nominee at their discretion.


                         THE BOARD OF DIRECTORS RECOMMENDS
                A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED

     During 1998, the Board of Directors held thirteen meetings. All nominated directors attended more than seventy-five percent of the meetings.

     The Company has a standing Audit Committee. The current members of the Audit Committee are Dwight C. Baum Terrill M. Gloege, and Charles W. Porter.
The Audit Committee reviews the results of the Company's annual audit, the financial statements, internal accounting and control procedures, and recommends the selection of auditors to the Board of Directors. The Audit Committee met two times during 1998.

     The Company has a standing Executive Compensation Committee. The current members of the Executive Compensation Committee are Terrill M. Gloege, Thomas W. Huston, and Debra L. Reed. The Executive Compensation Committee annually recommends to the Board of Directors the compensation for each officer, including the President and executive managers, for the ensuing year. During 1998, the Compensation Committee met six times.

     The Company has a standing Growth Committee. The current members of the Growth Committee are Richard M. Cannon, C. Bradley Olson and Langdon W. Owen. The Growth Committee reviews and assesses acquisition proposals and makes recommendations on acquisitions to the Board of Directors. The Growth Committee met five times during 1998.

     The Company does not have a standing Nominating Committee nor any other committee performing similar functions.

     Except for Mr. Brady (who was a director and an employee during 1998), the Company paid each of its directors an annual fee of $4,200, plus $500 for each meeting of the Board of Directors. In addition, Committee Chairpersons received $750 for each committee meeting attended, and Committee members were paid $500 for each committee meeting attended.

                                 COMPENSATION POLICY

     The Company's primary objective is to maximize shareholder value over time. To accomplish this objective, the Company has adopted a comprehensive strategic business plan. The overall goal of the Executive Compensation Committee of the Company's Board of Directors (the Committee) is to develop executive compensation policies which are consistent with and linked to the Company's strategic plan and business objectives. Members of the Committee evaluate the performance of the senior management team, including the Chief Executive Officer, review and approve the base salary levels for the Company's senior management team, review overall base salary levels for all managers in the Company, and approve the annual salary increase budget of the Company. The Committee also administers the Company's Annual Incentive Plan (AIP) and Stock Incentive Plan (SIP). The Committee regularly reports to the full Board of Directors on its activities.

                    COMPENSATION PHILOSOPHY AND PROGRAM ELEMENTS

     The Committee bases its decisions on the Company's executive compensation philosophy, which relates the level of the compensation given to the Company's success in meeting its performance goals, rewards individual achievement, and seeks to attract and retain qualified executives. The Company's executive compensation program currently consists of three principal components: base salary, potential for an annual incentive award under the Company's AIP based on Company performance as well as individual performance, and stock option awards under the Company's Stock Incentive Plan (SIP). The AIP and stock option components constitute the "at risk" portion of the compensation program. The Board of Directors uses long-term incentives to align executive interests with the long-term interests of shareholders and put more compensation at risk. This long-term incentive component was first used in 1997, after shareholder approval, with the grant of stock options in lieu of base salary increases for executives.

     The Company's fundamental policy is to offer the Company's executives competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company, and their personal performance. It is the Committee's objective to have a reasonable and, over time, an increasing portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. In 1998, the Board emphasized performance-based elements of compensation as a method of increasing compensation levels to remain competitive with market compensation levels.

     The Committee believes that this structure will result in a total compensation program for executives that is competitive with similar companies and is a fair and reasonable cost to shareholders and ratepayers.

     For fiscal 1998, the process utilized by the Committee in determining executive management compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Committee was data provided by an independent management consulting firm specializing in executive compensation. This firm was retained to assess the Company's compensation policies and performance relative to similar indices for comparable companies and assist with the design of the management compensation program. The Committee reviewed this information and considered the provided data in the context of the Company's business objectives, financial requirements, and overall compensation policy.

                                    BASE SALARY

     The Company positions its overall executive compensation levels at or near the median of the range of base salary and total compensation levels for other companies comparable to the Company in this industry and who are viewed as competitors for executive talent in the overall labor market.

     The Company uses a formal performance review system for all employees, including the Chief Executive Officer and the other executive management. This process generates information that the Committee uses in making decisions on base compensation and management incentive awards. The Chief Executive Officer is responsible for preparing the reviews on all executive management other than himself. The Committee is responsible for reviewing the Chief Executive Officer against established performance objectives. All reviews are discussed and approved by the Committee. Executive performance is measured both in terms of the performance of the Company as a whole and various individual performance factors, including the overall professional performance and managerial accomplishments of the individual.

     The base salary for each executive manager is set within the formal established salary range for the position which is based on market rates for comparable positions as determined by the annual survey process. Individual salaries are set within the range on the basis of personal performance. The total salary increase budget for the Company is based on marketplace norms. Individual salary increases for officers are based on position relative to market and individual performance as assessed through the performance review system and achievement of annually determined performance goals and objectives. For fiscal 1998, in lieu of base salary increases, increases in annual incentive opportunity levels and stock option grants were used to bring total compensation levels to market rates. No base salary increases were awarded to executive management other than to the Chief Executive Officer, as described below.

                             ANNUAL INCENTIVE PLAN, AIP

     The current AIP, approved by the Board of Directors in 1993 and subsequently revised, is structured to ensure that executive management of the Company have an opportunity to earn additional compensation only when the Company and the individual officers have performed at a level that produces acceptable results for shareholders. Each executive management has an established incentive award target for the fiscal year. The available funding for incentive award payments is subject to specified levels of Company financial performance established at the start of the fiscal year. Actual incentive awards paid reflect both achievement of corporate objectives and an individual's accomplishment of functional objectives, with greater weight being given to achievement of corporate rather than independent objectives.

     Under the AIP, cash awards to a maximum amount of 25% of base salary for the Chief Executive Officer (CEO) and 20% of salary for other participants are available based upon the Company's attainment of certain financial targets, the individual's contribution to the attainment of these Company objectives, performance against personal objectives, and a subjective assessment by the Company's CEO and the Board of each executive's professional performance (with assessment by the Board for the CEO). These maximum incentive opportunity levels represent a 5 percentage point increase over 1997 levels, granted in lieu of base salary increases for all executives other than the CEO. Awards are paid to participants annually during the year following the year for which performance was assessed.

     For 1998, the availability of an annual incentive pool was contingent on the Company achieving a threshold level of return on equity relative to the industry peer group, and individual AIP awards were based on the Company meeting performance objectives established by the Board of Directors. Individual officers are also assessed on individual performance objectives and their overall professional performance in the position. No 1998 AIP awards will be granted to the Chief Executive Officer or executive management based on the Company's financial results.

                          LONG-TERM INCENTIVE COMPENSATION

     This SIP provides for awards of stock options, payment of AIP awards in shares of the Company's common stock, restricted stock awards, and dividend equivalent payments.

     Generally, the Committee intends the size of each option grant to be set at a level that is reflective of the competitive market for long-term compensation among peer water utilities and that the Committee deems necessary to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, and the individual's performance in the recent period. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion, based on the recommendation made by the CEO to the Committee.

     Each stock option grant allows the employee to acquire shares of the Company's common stock at a fixed price per share (no less than the market price on the date of grant) over a specified period of time. Options vest in periodic installments over a multi-year period, contingent upon the executive management's continued employment with the Company. Accordingly, the option will provide compensation to the executive management only if he/she remains in the Company's employ, and then only if the market price of the Company's common stock appreciates over the option term. The number of options granted will only provide a competitive level of compensation if the Company's stock price exceeds historical growth rates over time.

     In July 1998, the Company granted options under the SIP to six executive managers. The options were issued at fair market value with the exercise price equal to the Company's stock price at the date of grant which was $18.00 for all options granted during 1998. Options vest in even increments over the next four years; are exercisable in whole or in installments; and expire ten years from date of grant. The Committee does not anticipate, and has no plans to make, any awards of restricted stock. All of the options were outstanding at December 31, 1998. The Company did not provide for any dividend equivalent to the executive managers.

     In view of the contemplated merger (the Merger) with a subsidiary of California Water Service Group (Group), as described in the Company's proxy statement dated April 7, 1999, for its special meeting of shareholders to be held on May 12, 1999, to consider and to approve the Merger, the Company does not anticipate issuing any additional options under the SIP for 1999 year. In accordance with the Merger, the Company is restricted from granting additional options or stock under the SIP. Stock options granted during 1998 and 1997 years will be accelerated if the Merger is approved.

                        CHIEF EXECUTIVE OFFICER COMPENSATION

     To determine the compensation arrangements for the Chief Executive Officer
(CEO) in 1998, the Committee applied the compensation philosophy and objectives outlined above. Considerations included the average salary and annual incentive compensation levels for comparable positions in the market, the extent to which the Company's annual performance goals were achieved, and the extent to which the Company's overall strategy was successfully implemented.

     The annual base salary for Mr. Brady, the Company's President and CEO, was established by the Board at his date of hire in 1995. During 1998, Mr. Brady's base salary was adjusted to $165,000. Under the SIP, Mr. Brady was awarded and granted 4,500 options in 1998. Stock options vest in even increments over four years.

     The CEO's incentive compensation award of $26,402 paid in 1998 was entirely dependent upon the Company's financial performance and his individual performance during 1997 as assessed by the Board of Directors and did not include any provisions for guaranteed payments. Each year, the AIP is reevaluated with a new achievement threshold and new targets for financial performance.


          DEBRA L. REED, CHAIRPERSON
          TERRILL M. GLOEGE
          THOMAS W. HUSTON

                               EXECUTIVE COMPENSATION

     Set forth below is certain information with respect to two of the Company's executive officers. All officers have served at the discretion of the Board of Directors.

NAME                         AGE      POSITION WITH THE COMPANY                        YEARS AS OFFICER
----                         ---      -------------------------                        ----------------
Brian J. Brady                50      President, Chief Executive Officer, and                 3
                                      Chairman of the Board

John S. Tootle                45      Chief Financial Officer, Vice President of              12
                                      Finance, Treasurer and Secretary

     The following table sets forth the compensation paid by the Company in 1998 and its two prior fiscal years to the Company's Chief Executive Officer and three other executive managers of the Company whose total annual salary and bonus exceeded $100,000 in 1998:

                              SUMMARY COMPENSATION TABLE

                                                                                                AUTO & OTHER
NAME & PRINCIPAL POSITION                       YEAR          SALARY           BONUS            COMPENSATION
-------------------------                       ----          ------           -----            ------------
Brian J. Brady                                  1998        $158,226.29      $26,402.00           $3,600.00
President & Chief Executive Officer             1997         150,009.60       16,200.00            3,920.54
                                                1996         149,023.60        2,000.00            3,766.80

John S. Tootle                                  1998         113,834.92       15,295.00            4,275.00
Chief Financial Officer, Treasurer,             1997         113,297.61        8,800.00            4,140.23
Vice President of Finance, Secretary            1996         110,557.60        6,200.00            5,116.60

Susan L. Leone                                  1998          88,237.36       11,815.00            6,503.50
Director of Integrated Services                 1997          87,721.66               -            6,672.71
                                                1996           6,731.20               -                   -

Terry H. Witthoft                               1998          90,771.15       12,015.00              660.00
Director of Resource Development                1997          90,232.02        6,900.00              660.00
                                                1996          87,592.00        4,200.00              720.00

                       OPTIONS AND LONG-TERM INCENTIVE PLANS

                                     NUMBER OF
                                     SECURITIES
                                     UNDERLYING      PERFORMANCES OR OTHER PERIOD
   YEAR           NAME                 OPTIONS        UNTIL MATURATION OR PAYOUT        EXPIRATION DATE
   ---            ----               ----------     -----------------------------       ---------------
   1998      Brian J. Brady             4,500       1,125 options every year for the     July 14, 2008
                                                    next four years.

             John S. Tootle             2,700       675 options every year for the       July 14, 2008
                                                    next four years.

             Susan L. Leone             2,100       525 options every year for the       July 14, 2008
                                                    next four years.

             Terry H. Witthoft          2,100       525 options every year for the       July 14, 2008
                                                    next four years.


   1997      Brian J. Brady             9,000       2,250 options exercisable and        June 23, 2007
                                                    2,250 options every year for the
                                                    next three years.

             John S. Tootle             5,400       1,350 options exercisable and        June 23, 2007
                                                    1,350 options every year for the
                                                    next three years.

             Susan L. Leone             3,000       750 options exercisable and          June 23, 2007
                                                    750 options every year for the
                                                    next three years.

             Terry H. Witthoft          4,200       1,050 options every year for the     June 23, 2007
                                                    next three years.

In accordance with the Plan and the granted option agreements vesting of options granted will be accelerated so such options will be exercisable prior to a change in control of the Company.

                                    PENSION PLAN

     The Company has a non-contributory defined benefit pension plan (the Defined Benefit Plan). Benefits are determined under a formula applied uniformly to all employees, regardless of position. The annual benefits is dependent on length of service and cash compensation received by the employee.

     An employee's interest in the Defined Benefit Plan becomes fully vested after completing full five plan years of service with the Company. Benefits are payable monthly upon retirement. The benefits listed in the following table are not subject to any deduction for Social Security or other offset amounts. The following table illustrates the estimated annual benefits payable upon retirement for persons in the earnings classifications with years of service as shown.

  AVERAGE ANNUAL
   SALARY FOR 5
     HIGHEST
   CONSECUTIVE                           ANNUAL BENEFITS BASED ON LENGTH OF SERVICE
                                         ------------------------------------------
                         10 YEARS      15 YEARS      20 YEARS       25 YEAR       30 YEARS      35 YEARS
                         --------      --------      --------       -------       --------      --------
          $ 30,000        $ 8,100       $12,200       $16,200      $ 20,300       $ 24,300      $ 28,400
            40,000         10,800        16,200        21,600        27,000         32,400        37,800
            50,000         13,500        20,300        27,000        33,800         40,500        47,300
            60,000         16,200        24,300        32,400        40,500         48,600        56,700
            70,000         18,900        28,400        37,800        47,300         56,700        66,200
            80,000         21,600        32,400        43,200        54,000         64,800        75,600
            90,000         24,300        36,500        48,600        60,800         72,900        85,100
           100,000         27,000        40,500        54,000        67,500         81,000        94,500
           110,000         29,700        44,600        59,400        74,300         89,100       104,000
           120,000         32,400        48,600        64,800        81,000         97,200       113,400
           130,000         35,100        52,700        70,200        87,800        105,300       122,900
           140,000         37,800        56,700        75,600        94,500        113,400       132,300
           150,000         40,500        60,800        81,000       101,300        121,500       141,800
           160,000         43,200        64,800        86,400       108,000        129,600       151,200
           170,000         45,900        68,900        91,800       114,800        137,700       160,700

     Payments which are made by the Company to the Defined Benefit Plan are computed on an actuarial basis. The benefits described in the table above are not subject to any deduction for Social Security or other offset amounts. No contributions were made to the Defined Benefit Plan for the plan year ended February 28, 1999. The vested plan years of service for Brian J. Brady and John
S. Tootle are two and eleven years respectively.

                                CERTAIN TRANSACTIONS

     Watson Land Company leases to the Company two well sites for which the Company paid rent of $40,732 in 1998. This lease continues until 2010 with annual adjustments to the rental agreement based upon the Consumer Price Index. Watson Land Company holds 8.6% of the Company's outstanding common stock. Richard M. Cannon is President and Chief Executive Officer of Watson Land Company and Thomas W. Huston is employed by Watson Land Company. The Company believes that the terms of these transactions are at least as favorable to the Company as they would have been if they had been negotiated with an unaffiliated third party.

     Carson Estate Company leases to the Company one well site for which the Company paid rent of $19,674 in 1998. Dominguez Energy LP, an affiliate of Carson Estate Company and Watson Land Company, leases to the Company one well site for which the Company paid rent of $3,846 in 1998. The leases continue until 2021 and 2002 respectively, with annual adjustments to the rental amount based upon the Consumer Price Index. Carson Estate Company holds 9.5% of the Company's outstanding common stock. C. Bradley Olson is President of Carson Estate Company and Terrill M. Gloege is Senior Vice President and Chief Financial Officer of Carson Estate Company. The Company believes that the terms of these transactions are at least as favorable to the Company as they would have been if they had been negotiated with an unaffiliated third party.

     The Company has a 20% percent ownership interest in Chemical Services Company (CSC) with an option to acquire an additional forty percent through the year 2001. The Company purchases chlorine generation equipment and supplies from CSC. In 1998, purchases from CSC totaled approximately $393,000. The Company believes that the terms of these purchases are at least as favorable to the Company as they would have been if they had been negotiated with an unaffiliated third party.

                                 PERFORMANCE GRAPH

     The following graph compares the growth in the cumulative total shareholder return on the Company common stock for each of the years 1993 to 1998 with the performance over the same period of the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Utilities Index. These returns were calculated assuming and initial investment of $100 in the Company common stock and reinvestment of all dividends.

                                SHAREHOLDER RETURN

                                            1993      1994       1995       1996      1997      1998
                                            ----      ----       ----       ----      ----      ----
          Dominguez Services Corporation   100.00     84.65     100.04     128.89    194.06    261.70
                   Standard & Poor's 500   100.00    101.32     139.37     171.36    228.51    293.82
                             E. D. Jones   100.00     92.66     117.58     141.16    192.79    243.88

                                    PROPOSAL II
                                INDEPENDENT AUDITORS
                                (Item 2 on Proxy Card)

     The appointment of Arthur Andersen LLP by the Board of Directors is based on the recommendation of the Audit Committee, which historically has reviewed both the audit scope and the estimated audit fees and related services for the coming year.

     The Audit Committee has based its recommendation on Arthur Andersen LLP's special expertise with respect to complex tax and accounting issues applicable to regulated utilities. Arthur Andersen LLP has audited the Company's financial statements since 1989.

     A representative of Arthur Andersen LLP will attend the meeting and, if he so desires, make a statement and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY, CONFIRM, AND APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES.


                               SHAREHOLDER PROPOSALS

     Eligible shareholders who wish proposals to be considered for inclusion in the proxy solicitation materials relating to the 2000 Annual Meeting must submit such proposals to the Company no later than December 2, 1999. An eligible shareholder is one who owns at least one percent, or $1,000, in market value of the voting securities entitled to vote at the 2000 Annual Meeting of Shareholders and who has held such securities for at least one year and continues to hold such securities through the date of that Annual Meeting. If the Merger occurs, however, the Company will be merged into a subsidiary of Group and Company shareholder will become shareholder of Group. The Company anticipates that the Merger would occur prior to its 2000 Annual Meeting of Shareholders.

                                    OTHER MATTERS

     The Board of Directors knows of no business to be transacted at the Annual Meeting other than that described above. Should other matters properly come before the Annual Meeting, including any adjournments thereof, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein with respect to such matters.

                                    ANNUAL REPORT

The 1998 Annual Report to Shareholders is being mailed to shareholders together with this Proxy Statement. The Company will provide to any shareholder, without charge, a copy of its Annual Report on form 10-K for the year ended December 31, 1998, including financial statements and financial statement schedules appended thereto, upon the written request of any such shareholder. Requests should be directed to Dominguez Services Corporation, 21718 South Alameda Street, Long Beach, California 90810, Attention: John S. Tootle, Secretary. This report is also available on the EDGAR web site address http:/www.sec.gov.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ JOHN S. TOOTLE

                                              JOHN S. TOOTLE
                                              CORPORATE SECRETARY

                                              MAY 3, 1999

                       DIRECTIONS TO TORRANCE MARRIOTT HOTEL

                              From 405 Freeway North:
  Take Crenshaw Boulevard exit.  Make a left turn at the exit and another left on Crenshaw Boulevard.  Proceed to Torrance Boulevard (about 2 miles) and make a right.  Turn left at Delores Way (about 1 1/2 mile).  Marriott
                    Hotel and a parking lot are on the right.

                                 TORRANCE MARRIOTT
                                  3635 FASHION WAY
                                 TORRANCE, CA 90503
                                   (310) 316-3636

                         DOMINGUEZ SERVICES CORPORATION

                           21718 South Alameda Street
                            Long Beach, CA 90810-0351

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS - JUNE 8, 1999

     The undersigned hereby appoints Brian J. Brady and John S. Tootle, or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders, scheduled to be held on June 8, 1999, and at all adjournments thereof. The proxies have authority to vote such shares, as specified on the reverse side hereof, (1) to elect directors and (2) to appoint independent auditors. The proxies are further authorized to vote such shares upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                Please Detach and Mail in the Envelope Provided

      Please mark your
A /X/ vote as in this
      example.

        THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE
       AND FOR ITEM 2. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THIS
                   RECOMMENDATION UNLESS OTHERWISE SPECIFIED

                            WITHHELD
                   FOR       FOR ALL
1. ELECTION OF     / /         / /              Nominees: Dwight C. Baum
   DIRECTORS                                              Brian J. Brady
                                                          Richard M. Cannon
INSTRUCTION: To withhold authority to vote for            Terrill M. Gloege
any individual nominee, strike a line through             Thomas W. Huston
the nominee's name in the list at right.                  Langdon W. Owen
                                                          Charles W. Porter
                                                          Debra L. Reed

                                            FOR        AGAINST       ABSTAIN
Item 2. Appointment of Arthur Andersen      / /          / /           / /
        LLP as independent Auditors

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
IN THE ENCLOSED ENVELOPE.

Note: Change of Address                                 Change of Address / /
                                                              to the left
------------------------------------

------------------------------------

------------------------------------


Signature(s)___________________________________________ Date _____________, 1999
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.